                                                                     EXHIBIT 4.5


--------------------------------------------------------------------------------

                           CNH EQUIPMENT TRUST 2003-B

                              NH PURCHASE AGREEMENT

                                     between

                         NEW HOLLAND CREDIT COMPANY, LLC

                                       and

                          CNH CAPITAL RECEIVABLES INC.

                          Dated as of November 1, 2003

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                  PAGE
ARTICLE I      CERTAIN DEFINITIONS.................................................2

     SECTION 1.1    Definitions....................................................2

     SECTION 1.2    Other Definitional Provisions..................................2

ARTICLE II     CONVEYANCE OF NH RECEIVABLES........................................2

     SECTION 2.1    Conveyance of NH Purchased Contracts...........................2

     SECTION 2.2    Conveyance of Subsequent NH Receivables........................3

     SECTION 2.3    Intention of the Parties.......................................4

     SECTION 2.4    The Closing....................................................4

     SECTION 2.5    Payment of the Purchase Price..................................4

     SECTION 2.6    Cross-Collateralization........................................5

ARTICLE III    REPRESENTATIONS AND WARRANTIES......................................5

     SECTION 3.1    Representations and Warranties of CNHCR........................5

     SECTION 3.2    Representations and Warranties of NH Credit....................6

ARTICLE IV     CONDITIONS.........................................................11

     SECTION 4.1    Conditions to Obligation of CNHCR.............................11

     SECTION 4.2    Conditions to Obligation of NH Credit.........................13

ARTICLE V      COVENANTS OF NH CREDIT.............................................14

     SECTION 5.1    Protection of Right, Title and Interest.......................14

     SECTION 5.2    Other Liens or Interests......................................14

     SECTION 5.3    Jurisdiction of Organization..................................15

     SECTION 5.4    Costs and Expenses............................................15

     SECTION 5.5    Indemnification...............................................15

     SECTION 5.6    Transfer of Subsequent NH Receivables.........................15

     SECTION 5.7    Cross-Collateralization.......................................15

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                  PAGE
ARTICLE VI     MISCELLANEOUS PROVISIONS...........................................15

     SECTION 6.1    Obligations of NH Credit......................................15

     SECTION 6.2    Repurchase Events.............................................16

     SECTION 6.3    CNHCR Assignment of Repurchased Receivables...................16

     SECTION 6.4    Trust.........................................................16

     SECTION 6.5    Amendment.....................................................16

     SECTION 6.6    Accountants' Letters..........................................17

     SECTION 6.7    Waivers.......................................................17

     SECTION 6.8    Notices.......................................................17

     SECTION 6.9    Costs and Expenses............................................17

     SECTION 6.10   Representations of NH Credit and CNHCR........................17

     SECTION 6.11   Confidential Information......................................17

     SECTION 6.12   Headings and Cross-References.................................18

     SECTION 6.13   Governing Law.................................................18

     SECTION 6.14   Counterparts..................................................18

     SECTION 6.15   Severability..................................................19

                                    EXHIBITS

EXHIBIT A       Form of NH Assignment
EXHIBIT B       Form of NH Subsequent Transfer Assignment

                                    SCHEDULES

SCHEDULE P      Perfection Representations and Warranties

     NH PURCHASE AGREEMENT (as amended or supplemented from time to time, this "AGREEMENT") dated as of November 1, 2003 between NEW HOLLAND CREDIT COMPANY, LLC, a Delaware limited liability company ("NH CREDIT"), and CNH CAPITAL RECEIVABLES INC., a Delaware corporation ("CNHCR").

                                    RECITALS

     WHEREAS, in the regular course of its business, NH Credit purchases, directly and indirectly, from equipment dealers and brokers, and directly originates, Contracts; and

     WHEREAS, NH Credit and CNHCR wish to set forth the terms pursuant to which:
(1) Contracts having an aggregate Contract Value of approximately $62,811,280.69 (the "NH PURCHASED CONTRACTS") as of Initial Cutoff Date and NH Credit's right, title and interest in any True Lease Equipment related to such Contracts are to be sold by NH Credit to CNHCR on the date hereof and (2) certain Subsequent NH Receivables and NH Credit's right, title and interest in any True Lease Equipment related to such Subsequent NH Receivables are to be sold by NH Credit to CNHCR from time to time on each Subsequent Transfer Date; and

     WHEREAS, CNHCR as of the Initial Cutoff Date, owned Contracts previously purchased from NH Credit pursuant to a Receivables Purchase Agreement dated as of December 15, 2000 (as amended from time to time, the "NH LIQUIDITY RECEIVABLES PURCHASE AGREEMENT"), between NH Credit and CNHCR, having an aggregate Contract Value of approximately $200,160,047.17 (the "NH OWNED CONTRACTS", and together with the NH Purchased Contracts, the "INITIAL NH RECEIVABLES"); and

     WHEREAS, the Initial NH Receivables and the Subsequent NH Receivables (collectively, the "NH RECEIVABLES"), the Case Receivables and any True Lease Equipment related to such NH Receivables or Case Receivables will be transferred by CNHCR, pursuant to the Sale and Servicing Agreement, to CNH Equipment Trust 2003-B (the "TRUST"), which Trust will issue Asset Backed Certificates representing non-assessable, fully paid, fractional undivided interests in, and 1.230% Class A-1 Asset Backed Notes, 1.710% Class A-2 Asset Backed Notes, Floating Rate Class A-3a Asset Backed Notes, 2.470% Class A-3b Asset Backed Notes, Floating Rate Class A-4a Asset Backed Notes, 3.380% Class A-4b Asset Backed Notes and 3.350% Class B Asset Backed Notes collateralized by, the Receivables and the other property of the Trust; and

     WHEREAS, NH Credit and CNHCR wish to set forth herein certain representations, warranties, covenants and indemnities of NH Credit with respect to the NH Receivables for the benefit of CNHCR, the Trust, the Noteholders, any Counterparty and the Certificateholders.

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     SECTION 1.1 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein are defined in Appendix A to the Indenture dated as of the date hereof between CNH Equipment Trust 2003-B and JPMorgan Chase Bank, as Indenture Trustee.

     SECTION 1.2 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date hereof. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including, without limitation,".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.


                                   ARTICLE II
                          CONVEYANCE OF NH RECEIVABLES

     SECTION 2.1 CONVEYANCE OF NH PURCHASED CONTRACTS. In consideration of CNHCR's payment of $262,971,327.86 (the "INITIAL NH PURCHASE PRICE") in the manner set out in SECTION 2.5(a), NH Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "INITIAL NH ASSETS"):

          (i) the NH PURCHASED CONTRACTS, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

          (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the NH Purchased Contracts and any other interest of NH Credit in such Financed Equipment;

          (iii) any proceeds with respect to the NH Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors;

          (iv) any proceeds from recourse to Dealers with respect to the NH Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with NH Credit;

          (v) any Financed Equipment that shall have secured the NH Purchased Contracts and that shall have been acquired by or on behalf of CNHCR;

          (vi) any True Lease Equipment that is subject to any NH Purchased Contract; and

          (vii) the proceeds of any and all of the foregoing.

     SECTION 2.2 CONVEYANCE OF SUBSEQUENT NH RECEIVABLES. Subject to the conditions set forth in SECTION 4.1(b), in consideration of CNHCR's delivery on the related Subsequent Transfer Date to or upon the order of NH Credit of the related Subsequent NH Purchase Price pursuant to SECTION 2.5, NH Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse (subject to the obligations herein), all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under (collectively, the "SUBSEQUENT NH ASSETS"; and together with the Initial NH Assets, the "NH ASSETS"):

          (i) the Subsequent NH Receivables listed on Schedule A to the related NH Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

          (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent NH Receivables and any other interest of NH Credit in such Financed Equipment;

          (iii) any proceeds with respect to such Subsequent NH Receivables from claims on insurance policies covering Financed Equipment or Obligors;

          (iv) any proceeds with respect to such Subsequent NH Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with NH Credit;

          (v) any Financed Equipment that shall have secured any such Subsequent NH Receivable and that shall have been acquired by or on behalf of CNHCR;

          (vi) any True Lease Equipment that is subject to any Subsequent NH Receivable; and

          (vii) the proceeds of any and all of the foregoing.

     SECTION 2.3 INTENTION OF THE PARTIES. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by CNHCR and a sale by NH Credit of the NH Purchased Contracts and the Subsequent NH Receivables and any True Lease Equipment, in each case, related thereto, as the case may be, and not as a lending transaction, so that in the event of a filing of a petition for relief by or against NH Credit under the Bankruptcy Code, (i) such NH Purchased Contracts, Subsequent NH Receivables and True Lease Equipment would not be property of NH Credit's bankruptcy estate under Section 541 of the Bankruptcy Code, (ii) the bankruptcy court would not compel the turnover of such NH Purchased Contracts, Subsequent NH Receivables and True Lease Equipment by CNHCR to NH Credit under Section 542 of the Bankruptcy Code, and (iii) the bankruptcy court would determine that payments on the NH Purchased Contracts, Subsequent NH Receivables and True Lease Equipment not in the possession of NH Credit would not be subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code imposed upon the commencement of NH Credit's bankruptcy case. The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by CNHCR of, any obligation or liability with respect to any NH Purchased Contract or any Subsequent NH Receivable, nor shall CNHCR be obligated to perform or otherwise be responsible for any obligation of NH Credit or any other Person in connection with the NH Purchased Contracts or the Subsequent NH Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor, except that CNHCR accepts any Contracts that are Leases subject to (and assumes) the covenants benefiting the Obligors under such Leases.

     If (but only to the extent) that the transfer of the NH Assets hereunder is characterized by a court or other governmental authority as a loan rather than a sale, NH Credit shall be deemed hereunder to have granted to CNHCR a security interest in all of NH Credit's right, title and interest in and to the NH Assets. Such security interest shall secure all of NH Credit's obligations (monetary or otherwise) under this Agreement and the other Basic Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent. CNHCR shall have, with respect to the property described in SECTION 2.1 and SECTION 2.2, and in addition to all the other rights and remedies available to CNHCR under this Agreement and applicable law, all the rights and remedies of a secured party under any applicable UCC, and this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.4 THE CLOSING. The sale and purchase of the NH Purchased Contracts shall take place at a closing at the offices of Mayer, Brown, Rowe & Maw LLP, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closings under: (a) the Case Purchase Agreement, (b) the Sale and Servicing Agreement, (c) the Trust Agreement, (d) the Administration Agreement and (e) the Indenture.

     SECTION 2.5  PAYMENT OF THE PURCHASE PRICE.

     (a) NH PURCHASED CONTRACTS. The Initial NH Purchase Price is payable as $262,971,327.86 in cash on the Closing Date.

     (b) SUBSEQUENT NH RECEIVABLES. As consideration for the conveyance of Subsequent NH Receivables pursuant to SECTION 2.2, CNHCR shall pay or cause to be paid to NH Credit on each Subsequent Transfer Date an amount (a "SUBSEQUENT NH PURCHASE PRICE") equal to the aggregate Contract Value of the Subsequent NH Receivables as of the related Subsequent Cutoff Date, plus any premium or minus any discount agreed upon by NH Credit and CNHCR. Any Subsequent NH Purchase Price shall be payable as follows: (i) cash in the amount released to CNHCR in respect of the Subsequent NH Receivables from the Pre-Funding Account pursuant to Section 5.8(a) of the Sale and Servicing Agreement shall be paid to NH Credit on the related Subsequent Transfer Date; and (ii) the balance shall be paid in cash as and when amounts are released to, or otherwise realized by, CNHCR from the Spread Account, the Negative Carry Account, and the Principal Supplement Account in accordance with the Sale and Servicing Agreement, or otherwise are available for such purpose.

     SECTION 2.6 CROSS-COLLATERALIZATION. To the extent NH Credit retains any interest in any item of Financed Equipment securing the repayment of any NH Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to NH Credit or otherwise, NH Credit acknowledges and agrees that its interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such NH Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to NH Credit.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF CNHCR. CNHCR hereby represents and warrants to NH Credit as of the date hereof and as of the Closing
Date:

          (a) ORGANIZATION AND GOOD STANDING. CNHCR has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the NH Receivables.

          (b) DUE QUALIFICATION. CNHCR is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) POWER AND AUTHORITY. CNHCR has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by CNHCR by all necessary corporate action.

          (d) BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of CNHCR enforceable against CNHCR in accordance with its terms.

          (e) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of CNHCR, or any indenture, agreement or other instrument to which CNHCR is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of CNHCR's knowledge, any order, rule or regulation applicable to CNHCR of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties.

          (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to CNHCR's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over CNHCR or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or
     (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CNHCR of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF NH CREDIT. (a) NH Credit hereby represents and warrants to CNHCR as of the date hereof and as of the Closing Date:

          (i) ORGANIZATION AND GOOD STANDING. NH Credit has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the NH Receivables.

          (ii) DUE QUALIFICATION. NH Credit is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (iii) POWER AND AUTHORITY. NH Credit has the power and authority to execute and deliver this Agreement and to carry out its terms; NH Credit has full power and authority to sell and assign the property to be sold and assigned to CNHCR hereby and has duly authorized such sale and assignment to CNHCR by all necessary limited liability company action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each NH Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by NH Credit by all necessary limited liability company action.

          (iv) BINDING OBLIGATION. This Agreement constitutes, and each NH Subsequent Transfer Assignment when executed and delivered by NH Credit will constitute, a legal, valid and binding obligation of NH Credit enforceable against NH Credit in accordance with their terms.

          (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation, by-laws or limited liability company agreement of NH Credit, or any indenture, agreement or other instrument to which NH Credit is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of NH Credit's knowledge, any order, rule or regulation applicable to NH Credit of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NH Credit or its properties.

          (vi) NO PROCEEDINGS. There are no proceedings or investigations pending, or to NH Credit's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over NH Credit or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or
     (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by NH Credit of its obligations under, or the validity or enforceability of, this Agreement.

     (b) NH Credit makes the following representations and warranties as to the NH Receivables on which CNHCR relies in accepting the Initial NH Receivables and the Subsequent NH Receivables and in transferring the NH Receivables to the Trust. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Initial NH Receivables, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent NH Receivables, but shall survive the sale, transfer and assignment of the NH Receivables to CNHCR and the subsequent assignment and transfer of such NH Receivables to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Indenture:

          (i) CHARACTERISTICS OF NH RECEIVABLES. Each NH Receivable: (A) (1) (i) was originated in the United States of America by a Dealer in connection with the retail sale or lease of Financed Equipment in the ordinary course of such Dealer's business, and (ii) was purchased by NH Credit from a Dealer and validly assigned by such Dealer to NH Credit in accordance with its terms, or (2) was originated in the United States of America by NH Credit in connection with the financing or lease of Financed Equipment in the ordinary course of NH Credit's business and, in either case, was fully and properly executed by the parties thereto, (B) has created a valid, subsisting and enforceable first priority security interest in the Financed Equipment in favor of NH Credit (except to the extent that such security interest has been assigned by NH Credit to CNHCR, by CNHCR to the Issuer and by the Issuer to the Indenture Trustee), except that (x) no security interest against the Obligor is created in True Lease Equipment, and (y) NH Credit makes no representation or warranty as to any such security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) (i) in the case of Retail Installment Contracts, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (ii) in the case of any Contracts sold, or to be sold, hereunder that are Leases, provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, except that any Contracts sold, or to be sold, hereunder that are Leases also provide for payments of the related Termination Values.

          (ii) SCHEDULE OF NH RECEIVABLES. The information set forth on Schedule A to the NH Assignment delivered on the Closing Date is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related NH Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date related to such NH Subsequent Transfer Assignment and no selection procedures believed by NH Credit to be adverse to the interests of the Trust, the Noteholders or the Certificateholders were or will be utilized in selecting the NH Receivables. The computer tape regarding the NH Receivables made available to CNHCR and its assigns is true and correct in all respects.

          (iii) COMPLIANCE WITH LAW. Each NH Receivable and the sale or lease of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement and each NH Subsequent Transfer Assignment complies in all material respects with all requirements of applicable federal, State and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (iv) BINDING OBLIGATION. Each NH Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

          (v) NO GOVERNMENT OBLIGOR. None of the NH Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (vi) SECURITY INTEREST IN FINANCED EQUIPMENT. Immediately prior to the sale, assignment and transfer thereof, each NH Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of NH Credit as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of NH Credit as secured party, except that (A) no security interest against the Obligor is created in True Lease Equipment and (B) NH Credit makes no representation or warranty as to any security interest granted by any Dealer to secure the Dealer's obligations to make payments in respect of Termination Values.

          (vii) NH RECEIVABLES IN FORCE. No NH Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related NH Receivable in whole or in part.

          (viii) NO AMENDMENT OR WAIVER. No provision of a NH Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such NH Receivable not to conform to the other warranties contained in this Section.

          (ix) NO DEFENSES. No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any NH Receivable.

          (x) NO LIENS. To the best of NH Credit's knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any NH Receivable, except those pursuant to the Basic Documents.

          (xi) NO DEFAULT. No NH Receivable is a non-performing Receivable or has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any NH Receivable has occurred and is continuing; and no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any NH Receivable has arisen; and NH Credit has not waived and shall not waive any of the foregoing.

          (xii) TITLE. It is the intention of NH Credit that the transfers and assignments contemplated herein and in the NH Liquidity Receivables Purchase Agreement constitute a sale of the NH Receivables from NH Credit to CNHCR and that the beneficial interest in and title to the NH Receivables and any True Lease Equipment related to such NH Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against NH Credit under any bankruptcy or similar law. No NH Receivable has been sold, transferred, assigned or pledged by NH Credit to any Person other than CNHCR. Immediately prior to the transfers and assignments contemplated herein and in the NH Liquidity Receivables Purchase Agreement, NH Credit had good title to each NH Receivable and any True Lease Equipment related to such NH Receivable, free and clear of all Liens and, immediately upon the transfer thereof, CNHCR shall have good title to each NH Receivable and any True Lease Equipment, free and clear of all Liens; and the transfer and assignment of the NH Receivables to CNHCR has been perfected under the UCC.

          (xiii) LAWFUL ASSIGNMENT. No NH Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such NH Receivable or any NH Receivable under this Agreement, the NH Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

          (xiv) ALL FILINGS MADE. All filings (including UCC filings) necessary in any jurisdiction to give CNHCR a first priority perfected ownership interest in the NH Receivables will be made on or prior to the Closing Date.

          (xv) ONE ORIGINAL. There is only one original executed copy of each NH Receivable.

          (xvi) INSURANCE. The Obligor on each NH Receivable is required to maintain physical damage insurance covering the Financed Equipment and, in the case of any Lease, public liability insurance relating to the use of such Financed Equipment, in each case in accordance with NH Credit's normal requirements.

          (xvii) NO BANKRUPTCIES. No Obligor on any NH Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as being the subject of a bankruptcy proceeding.

          (xviii) NO REPOSSESSIONS. None of the Financed Equipment securing any NH Receivable is in repossession status.

          (xix) CHATTEL PAPER. Each NH Receivable constitutes tangible "chattel paper" as defined in the UCC of each State the law of which governs the perfection of the interest granted in it and/or the priority of such perfected interest.

          (xx) U.S. OBLIGORS. None of the NH Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

          (xxi) INTEREST ACCRUING. Each NH Receivable, other than those NH Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or a Subsequent Transfer Date, as applicable, accruing interest; no NH Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

          (xxii) LEASES. Each Lease included in the Initial NH Receivables or the Subsequent NH Receivables has a Termination Value less than or equal to 10% of the purchase price of the equipment subject to such Lease and is a "lease intended as security" (rather than a true lease) within the meaning of Section 1-201(37) of the UCC.

          (xxiii) NH CREDIT'S REPRESENTATIONS. The representations and warranties of NH Credit contained in SECTION 3.2(a) are true and correct.

          (xxiv) NH CREDIT'S OBLIGATIONS. NH Credit has no obligations under any Contract, other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases.

          (xxv) NO EITHER/OR LEASES. No Lease included in the Initial NH Receivables or the Subsequent NH Receivables is an Either/or Lease, and no Financed Equipment transferred to CNHCR on the Closing Date or any Subsequent Transfer Date, as the case may be, constitutes True Lease Equipment.

          (xxvi) NO LEASES. Notwithstanding anything to the contrary in the Basic Documents, none of the Initial NH Receivables or the Subsequent NH Receivables shall be Leases.

          (xxvii) PERFECTION REPRESENTATIONS. NH Credit further makes all of the representations, warranties and covenants set forth in Schedule P.


                                   ARTICLE IV
                                   CONDITIONS

     SECTION 4.1  CONDITIONS TO OBLIGATION OF CNHCR.

     (a) NH PURCHASED CONTRACTS. The obligation of CNHCR to purchase the NH Purchased Contracts is subject to the satisfaction of the following conditions:

          (i) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of NH Credit hereunder shall be true and correct on the Closing Date and NH Credit shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

          (ii) COMPUTER FILES MARKED. NH Credit shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that NH Receivables created in connection with the NH Purchased Contracts have been sold to CNHCR pursuant to this Agreement and deliver to CNHCR the Schedule of NH Receivables certified by the Chairman, the President, a Vice President or the Treasurer of NH Credit to be true, correct and complete.

          (iii) DOCUMENTS TO BE DELIVERED BY NH CREDIT ON THE CLOSING DATE.

                  (A) THE NH ASSIGNMENT. On the Closing Date (but only if the Contract Value of the NH Purchased Contracts is greater than zero), NH Credit will execute and deliver the NH Assignment, which shall be substantially in the form of EXHIBIT A.

                  (B) EVIDENCE OF UCC FILING. On or prior to the Closing Date (but only if the Contract Value of the NH Purchased Contracts is greater than zero), NH Credit shall authorize and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law to fully perfect CNHCR's right, title and interest in the NH Purchased Contracts and the other property sold hereunder, executed by NH Credit, as seller or debtor, and naming CNHCR, as purchaser or secured party, describing the NH Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such NH Purchased Contracts and such other property to CNHCR. It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in NH Credit's interests in Financed Equipment. NH Credit shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to CNHCR of such filing, to CNHCR promptly upon NH Credit's receipt thereof.

                  (C) OTHER DOCUMENTS. NH Credit will deliver such other documents as CNHCR may reasonably request.

          (iv) OTHER TRANSACTIONS. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

     (b) SUBSEQUENT NH RECEIVABLES. The obligation of CNHCR to purchase any Subsequent NH Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) NH Credit shall have delivered to CNHCR a duly executed written assignment in substantially the form of EXHIBIT B (the "NH SUBSEQUENT TRANSFER ASSIGNMENT"), which shall include supplements to the Schedule of NH Receivables listing the Subsequent NH Receivables;

          (ii) NH Credit shall, to the extent required by Section 5.2 of the Sale and Servicing Agreement, have delivered to CNHCR for deposit in the Collection Account all collections in respect of the Subsequent NH Receivables;

          (iii) as of such Subsequent Transfer Date: (A) NH Credit was not insolvent and will not become insolvent as a result of the transfer of Subsequent NH Receivables on such Subsequent Transfer Date, (B) NH Credit did not intend to incur or believe that it would incur debts that would be beyond NH Credit's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and
     (D) the assets of NH Credit did not constitute unreasonably small capital to carry out its business as conducted;

          (iv) the applicable Spread Account Initial Deposit and Principal Supplement Account Deposit, if any, for such Subsequent Transfer Date shall have been made;

          (v) the Funding Period shall not have terminated;

          (vi) each of the representations and warranties made by NH Credit pursuant to SECTION 3.2(b) with respect to the Subsequent NH Receivables shall be true and correct as of such Subsequent Transfer Date, and NH Credit shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

          (vii) NH Credit shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent NH Receivables identified in the related NH Subsequent Transfer Assignment have been sold to CNHCR pursuant to this Agreement and the NH Subsequent Transfer Assignment;

          (viii) NH Credit shall take any action required to give CNHCR a first priority perfected ownership interest in the Subsequent NH Receivables on or prior to the applicable Subsequent Transfer Date;

          (ix) no selection procedures believed by NH Credit to be adverse to the interests of CNHCR, the Trust, the Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent NH Receivables;

          (x) the addition of the Subsequent NH Receivables will not result in a material adverse tax consequence to CNHCR, the Trust, the Noteholders or the Certificateholders;

          (xi) NH Credit shall have provided CNHCR a statement listing the aggregate Contract Value of such Subsequent NH Receivables and any other information reasonably requested by CNHCR with respect to such Subsequent NH Receivables;

          (xii) all the conditions to the transfer of the Subsequent NH Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

          (xiii) NH Credit shall have delivered to CNHCR an Officer's Certificate confirming the satisfaction of each condition precedent specified in this CLAUSE (b) (substantially in the form attached hereto as Annex A to the NH Subsequent Transfer Assignment).

     SECTION 4.2 CONDITIONS TO OBLIGATION OF NH CREDIT. The obligation of NH Credit to sell the NH Purchased Contracts and the Subsequent NH Receivables to CNHCR is subject to the satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of CNHCR hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and CNHCR shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

          (b) RECEIVABLES PURCHASE PRICE. On the Closing Date or the applicable Subsequent Transfer Date, CNHCR shall have delivered to NH Credit the portion of the Initial NH Purchase Price or the Subsequent NH Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to SECTION 2.5.

                                    ARTICLE V
                             COVENANTS OF NH CREDIT

     NH Credit agrees with CNHCR as follows; PROVIDED, HOWEVER, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

     SECTION 5.1  PROTECTION OF RIGHT, TITLE AND INTEREST.

     (a) FILINGS. NH Credit shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of CNHCR in and to the NH Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of CNHCR hereunder to the NH Receivables and the other property sold hereunder. It is understood and agreed, however, that no filings will be made to perfect any security interest of CNHCR in NH Credit's interests in Financed Equipment. NH Credit shall deliver (or cause to be delivered) to CNHCR file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. CNHCR shall cooperate fully with NH Credit in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b) NAME CHANGE. Within 15 days after NH Credit makes any change in its name, identity or limited liability company structure that would, could or might make any financing statement or continuation statement filed in accordance with PARAGRAPH (a) seriously misleading within the applicable provisions of the UCC or any title statute, NH Credit shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR's interest in the property included in the Trust Estate.

     (c) LOCATION CHANGE. Within 15 days after NH Credit makes any change to its "location" as defined in Section 9-307 of the UCC, NH Credit shall give CNHCR notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of CNHCR's interest in the property included in the Trust Estate.

     SECTION 5.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder and pursuant to the NH Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents, NH Credit: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the NH Receivables, and (b) shall defend the right, title and interest of CNHCR in, to and under the NH Receivables against all claims of third parties claiming through or under NH Credit; PROVIDED, HOWEVER, that NH Credit's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

     SECTION 5.3 JURISDICTION OF ORGANIZATION. During the term of the NH Receivables, NH Credit will maintain its "location" (as defined in Section 9-307 of the UCC) in one of the States.

     SECTION 5.4 COSTS AND EXPENSES. NH Credit agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of CNHCR's right, title and interest in, to and under the NH Receivables.

     SECTION 5.5 INDEMNIFICATION. NH Credit shall indemnify, defend and hold harmless CNHCR for any liability as a result of the failure of a NH Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that NH Credit may otherwise have. NH Credit shall indemnify, defend and hold harmless CNHCR, the Issuer, the Trustee and the Indenture Trustee (and their respective officers, directors, employees and agents) from and against any taxes that may at any time be asserted against such Person with respect to the sale of the NH Receivables to CNHCR hereunder or the sale of the NH Receivables to the Issuer by CNHCR or the issuance and original sale of the Certificates and the Notes, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of CNHCR and the Issuer, not including any taxes asserted with respect to ownership of the NH Receivables or federal or other income taxes arising out of the transactions contemplated by this Agreement) and costs and expenses in defending against the same.

     SECTION 5.6 TRANSFER OF SUBSEQUENT NH RECEIVABLES. NH Credit covenants to transfer to CNHCR, pursuant to SECTION 2.2, Subsequent NH Receivables with an aggregate Contract Value approximately equal to $485,601,546.66 minus the aggregate Contract Value of any Receivables sold to CNHCR by Case Credit pursuant to Section 5.6 of the Case Purchase Agreement, subject only to the availability of such Subsequent NH Receivables.

     SECTION 5.7 CROSS-COLLATERALIZATION. To the extent that NH Credit transfers, sells, assigns or otherwise pledges any contract to a third party and such third party retains any interest in any item of Financed Equipment securing the repayment of any NH Receivable, as a result of the related Obligor agreeing to cross-collateralize all obligations owed by such Obligor to NH Credit and its assigns or otherwise, NH Credit acknowledges and agrees that it shall obtain from such third party an agreement that such third party's interest in the Financed Equipment shall be expressly subordinate and junior in priority to the repayment of all amounts outstanding under such NH Receivable prior to becoming available to pay any amount outstanding under any other obligation owed by such Obligor to such third party.


                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1 OBLIGATIONS OF NH CREDIT. The obligations of NH Credit under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any NH Receivable.

     SECTION 6.2 REPURCHASE EVENTS. NH Credit hereby covenants and agrees with CNHCR for the benefit of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee and the Certificateholders that the occurrence of a breach of any of NH Credit's representations and warranties contained in SECTION 3.2(b), shall constitute events obligating NH Credit to repurchase any NH Receivable materially and adversely affected by any such breach ("REPURCHASE EVENTS") at the Purchase Amount from CNHCR or from the Trust. Except as set forth in SECTION 5.5, the repurchase obligation of NH Credit shall constitute the sole remedy of CNHCR, the Indenture Trustee, the Noteholders, the Trust, the Trustee or the Certificateholders against NH Credit with respect to any Repurchase Event.

     SECTION 6.3 CNHCR ASSIGNMENT OF REPURCHASED RECEIVABLES. With respect to all NH Receivables repurchased by NH Credit pursuant to this Agreement, CNHCR shall sell, transfer, assign, set over and otherwise convey to NH Credit, without recourse, representation or warranty, all of CNHCR's right, title and interest in, to and under such NH Receivables, and all security and documents relating thereto.

     SECTION 6.4 TRUST. NH Credit acknowledges and agrees that: (a) CNHCR will, pursuant to the Sale and Servicing Agreement, sell the NH Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such NH Receivables and such rights to the Indenture Trustee and (c) the representations, warranties and covenants contained in this Agreement and the rights of CNHCR under this Agreement, including under SECTION 6.2, are intended to benefit the Trust, the Certificateholders, the Counterparties and the Noteholders. NH Credit hereby consents to all such sales and assignments and agrees that enforcement of a right or remedy hereunder by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or executed by CNHCR.

     SECTION 6.5 AMENDMENT. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by NH Credit and CNHCR, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that such amendment will not, in the Opinion of Counsel, materially and adversely affect the interest of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by NH Credit and CNHCR, with prior written notice to the Rating Agencies, with the written consent of (x) Noteholders holding Notes evidencing at least a majority of the Note Balance and (y) the Holders of Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; PROVIDED, HOWEVER, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on NH Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and Certificates.

     It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     SECTION 6.6 ACCOUNTANTS' LETTERS. (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in the Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) NH Credit will cooperate with CNHCR and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in CLAUSE (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to CNHCR a letter, dated the date of the Prospectus, in the form previously agreed to by Case Credit, NH Credit and CNHCR, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

     SECTION 6.7 WAIVERS. No failure or delay on the part of CNHCR in exercising any power, right or remedy under this Agreement, the NH Assignment or any NH Subsequent Transfer Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.8 NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of NH Credit, to New Holland Credit Company, LLC, 33 South Railroad Avenue, New Holland, Pennsylvania 17557-1728, Attention: Finance Manager (telephone (717) 355-3091); with a copy to Senior Finance Counsel; (b) in the case of CNHCR, to CNH Capital Receivables Inc., 100 South Saunders Road, Lake Forest, Illinois 60045, Attention: Treasurer (telephone (847) 735-9200);
(c) in the case of the Rating Agencies, at their respective addresses set forth in Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 6.9 COSTS AND EXPENSES. NH Credit will pay all expenses incident to the performance of its obligations under this Agreement and NH Credit agrees to pay all reasonable out-of-pocket costs and expenses of CNHCR, excluding fees and expenses of counsel, in connection with the perfection as against third parties of CNHCR's right, title and interest in, to and under the NH Receivables and the enforcement of any obligation of NH Credit hereunder.

     SECTION 6.10 REPRESENTATIONS OF NH CREDIT AND CNHCR. The respective agreements, representations, warranties and other statements by NH Credit and CNHCR set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under SECTION 2.4.

     SECTION 6.11 CONFIDENTIAL INFORMATION. CNHCR agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of CNHCR's rights hereunder, under the NH Receivables, under the Sale and

Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

     SECTION 6.12 HEADINGS AND CROSS-REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

     SECTION 6.13 GOVERNING LAW. This Agreement, the NH Assignment, and each NH Subsequent Transfer Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

     SECTION 6.14 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 6.15 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                            (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                                       CNH CAPITAL RECEIVABLES INC.


                                       By: /s/ Brian O'Keane
                                           --------------------------------
                                           Name: Brian O'Keane
                                           Title: Assistant Treasurer

                                       NEW HOLLAND CREDIT COMPANY, LLC


                                       By: /s/ Brian O'Keane
                                           --------------------------------
                                           Name: Brian O'Keane
                                           Title: Assistant Treasurer

                                       S-1                 NH PURCHASE AGREEMENT

                                                                       EXHIBIT A
                                                        to NH Purchase Agreement

                                     FORM OF
                                  NH ASSIGNMENT

     For value received, in accordance with and subject to the NH Purchase Agreement dated as of November 1, 2003 (the "NH PURCHASE AGREEMENT") between the undersigned and CNH Capital Receivables Inc. ("CNHCR"), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the NH Purchased Contracts, which are listed on SCHEDULE A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the NH Purchased Contracts and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the NH Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the NH Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with NH Credit, (e) any Financed Equipment that shall have secured the NH Purchased Contracts and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any NH Purchased Contract, and (g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of the undersigned to the Obligors, insurers or any other person in connection with the NH Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

     This NH Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the NH Purchase Agreement and is to be governed in all respects by the NH Purchase Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the NH Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this NH Assignment to be duly executed as of November 1, 2003.


                                       NEW HOLLAND CREDIT COMPANY, LLC

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT B
                                                        to NH Purchase Agreement

                                     FORM OF
                        NH SUBSEQUENT TRANSFER ASSIGNMENT

     For value received, in accordance with and subject to the NH Purchase Agreement dated as of November 1, 2003 (the "NH PURCHASE AGREEMENT") between New Holland Credit Company LLC, a Delaware limited liability company ("NH CREDIT"), and CNH Capital Receivables Inc., a Delaware corporation ("CNHCR"), NH Credit does hereby sell, transfer, assign, set over and otherwise convey to CNHCR, without recourse, all of its right, title, interest and, with respect to any Contracts that are Leases, obligations in, to and under: (a) the Subsequent NH Receivables, with an aggregate Contract Value equal to $______, listed on SCHEDULE A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent NH Receivables and any other interest of NH Credit in such Financed Equipment, (c) any proceeds with respect to such Subsequent NH Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent NH Receivables other than any interest in the Dealers' reserve accounts maintained with NH Credit, (e) any Financed Equipment that shall have secured any such Subsequent NH Receivables and that shall have been acquired by or on behalf of CNHCR, (f) any True Lease Equipment that is subject to any Subsequent NH Receivable, and
(g) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by CNHCR of any obligation (other than the covenant of quiet enjoyment benefiting the Obligors under any Contracts that are Leases) of NH Credit to the Obligors, insurers or any other person in connection with such Subsequent NH Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This NH Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of NH Credit contained in the NH Purchase Agreement (including the Officer's Certificate of NH Credit accompanying this Agreement) and is to be governed in all respects by the NH Purchase Agreement.

     Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the NH Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has caused this NH Subsequent Transfer Assignment to be duly executed as of the __ day of _______, 200_.


                                       NEW HOLLAND CREDIT COMPANY, LLC


                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE A
                                            to NH Subsequent Transfer Assignment

                      SCHEDULE OF SUBSEQUENT NH RECEIVABLES

                               [SEE ATTACHED LIST]

                                                                         ANNEX A
                                            to NH Subsequent Transfer Assignment

                              OFFICER'S CERTIFICATE

     I, the undersigned officer of New Holland Credit Company, LLC (the "COMPANY"), do hereby certify, pursuant to Section 4.1(b)(xiii) of the NH Purchase Agreement dated as of November 1, 2003 among the Company, and CNH Capital Receivables Inc. (the "NH PURCHASE AGREEMENT"), that (i) all of the conditions precedent to the transfer to CNHCR of the Subsequent NH Receivables listed on Schedule A to the NH Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent NH Receivables as described in Section 2.2 of the NH Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date and (ii) each statement of fact set forth in any officer's certificate executed by an officer of the Company in connection with an Opinion of Counsel delivered on the Closing Date with respect to a transfer of, or a security interest in, the NH Receivables shall be true and correct as of the date hereof with respect to the Subsequent NH Receivables listed on the aforementioned Schedule A.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the NH Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this ___ day of __________, ____.

                              By:
                                  -----------------------------
                                  Name:
                                        -----------------------
                                  Title:
                                         ----------------------

                                   SCHEDULE P

     1. GENERAL. The NH Purchase Agreement creates, or with respect to the NH Receivables that are Subsequent Receivables upon the transfer of such Subsequent Receivables pursuant to the Subsequent Transfer Assignment will create, a valid and continuing security interest (as defined in the applicable UCC) in the NH Receivables in favor of CNHCR, which, (a) is enforceable upon execution of the NH Purchase Agreement against creditors of and purchasers from NH Credit, as such enforceability may be limited by applicable debtor relief laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity), and (b) upon filing of the financing statements described in clause 4 below will be prior to all other Liens (other than Liens permitted pursuant to clause 5 below).

     2. GENERAL. The NH Receivables constitute "tangible chattel paper" within the meaning of UCC Section 9-102. NH Credit has taken all steps necessary to perfect its security interest against the Obligor in the Financed Equipment securing the NH Receivables.

     3. CREATION. Immediately prior to the conveyance of the NH Receivables pursuant to the NH Purchase Agreement, NH Credit owns and has good and marketable title to, or has a valid security interest in, the NH Receivables free and clear of any Lien, claim or encumbrance of any Person.

     4. PERFECTION. NH Credit has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to CNHCR under the NH Purchase Agreement in the NH Receivables. With respect to the NH Receivables that constitute tangible chattel paper, NH Credit has in its possession the original copies of such tangible chattel paper that constitute or evidence the NH Receivables, and NH Credit has caused, or will have caused within ten days of the effective date of the NH Agreement, the filing of financing statements against NH Credit in favor of CNHCR in connection herewith describing such NH Receivables and containing a statement that: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Buyer."

     5. PRIORITY. Other than the security interests granted to CNHCR pursuant to the NH Purchase Agreement and the NH Liquidity Receivables Purchase Agreement, NH Credit has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the NH Receivables. NH Credit has not authorized the filing of and is not aware of any financing statements against NH Credit that include a description of collateral covering the NH Receivables other than any financing statement (i) relating to the security interests granted to CNHCR under the NH Purchase Agreement and the NH Liquidity Receivables Purchase Agreement, (ii) that has been terminated, or (iii) that has been granted pursuant to the terms of the Basic Documents. None of the tangible chattel paper that constitutes or evidences the NH Receivables has any marks or notations indicating that they have pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.